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                                                                  EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             TENNECO PACKAGING INC.

         Tenneco Packaging Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:

            "FIRST. The name of the Corporation is Pactiv Corporation."

         2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

         3. This Certificate of Amendment, and the amendment effected hereby, shall become effective at 4:01 p.m., Eastern Standard Time, on November 4, 1999.




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         IN WITNESS WHEREOF, Tenneco Packaging Inc. has caused this Certificate to be executed by its duly authorized officer, on this 4th day of November, 1999.

                                        TENNECO PACKAGING INC.

                                        By: /s/ Richard L. Wambold
                                            ----------------------

                                            Richard L. Wambold
                                            President